Exhibit 10.1

FIRST AMENDMENT
TO
THE SIGNAL GENETICS, INC. 2014 STOCK INCENTIVE PLAN

WHEREAS, Signal Genetics, Inc., a Delaware corporation (the “Company”) established and sponsors the Signal Genetics, Inc. 2014 Stock Incentive Plan, effective as of June 17, 2014 (the “Plan”);

WHEREAS, pursuant to section 4(a) of the Plan, subject to certain adjustments as provided in section 7(e) of the Plan, 1,245,399 shares of Company common stock, par value of $0.01 per share (“Common Stock”) were originally reserved for issuance pursuant to awards granted under the Plan, provided, however, that no more than 1,000,000 shares of Common Stock may be issued in the form of Full-Value Awards (as defined under section 2(i) of the Plan), and no more than 600,000 shares of Common Stock may be issued pursuant to incentive stock options intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, pursuant to section 4(b) of the Plan, subject to certain adjustments as provided in section 7(e) of the Plan, the maximum number of shares of Common Stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual under the Plan shall be limited to 750,000 shares, which shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related award is terminated, surrendered or canceled;

WHEREAS, pursuant to section 7(g) of the Plan, the Board of Directors of the Company (the “Board”) has reserved the right to amend the Plan at any time;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Common Stock reserved for issuance pursuant to awards granted under the Plan from 1,245,399 to 2,100,000;

WHEREAS, the Board now desires to further amend the Plan to increase the number of shares of Common Stock which may be issued under the Plan pursuant to Full-Value Awards from 1,000,000 to 1,680,000, incentive stock options intended to qualify under Code section 422 from 600,000 to 1,000,000; and

NOW, THEREFORE, pursuant to the power reserved by section 7(g) of the Plan, the Plan be and hereby is amended in the following particulars:

1.	By substituting the following for section 4(a) of the Plan in its entirety:

“(a)        Subject to adjustments as provided in Section 7(e) of the Plan, the aggregate number of shares of Common Stock that may be issued with respect to Awards granted under the Plan is the sum of: (i) 2,100,000; and (ii) an annual increase on the first day of each calendar year, beginning with January 1, 2016 and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) four percent (4%) of the shares of Common Stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of Common Stock as determined by the Board.  Notwithstanding the foregoing, no more than 1,680,000 shares of Common Stock may be issued in the form of Full-Value Awards, and no more than 1,000,000 shares of Common Stock may be issued pursuant to incentive stock options intended to qualify under Code section 422. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.”